UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Blyth, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2011
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To the Stockholders of                                                                                                                                April 27, 2011
Blyth, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blyth, Inc. will be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Thursday, June 9, 2011, at 8:30 a.m. local time, for the following purposes:

1.	to elect eight directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	to conduct an advisory vote on executive compensation;

3.	to conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

4.	to ratify the appointment of our independent auditors; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

As we did last year, we are making the proxy materials for this year’s annual meeting available to our stockholders over the Internet under the “notice and access” rules of the Securities and Exchange Commission. We believe these rules allow us to provide our stockholders with the information they need, while reducing our printing and mailing costs and helping to conserve natural resources.  The Notice of Internet Availability of Proxy Materials that you received in the mail contains instructions on how to access this proxy statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2011 and vote online.  The Notice also includes instructions on how you can request a paper copy of the annual meeting materials.

The board of directors has fixed the close of business on April 12, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 27, 2011, during ordinary business hours at our principal executive offices located at the address set forth above.

By Order of the Board of Directors

Michael S. Novins
Secretary

Your vote is important. Whether or not you plan to attend the annual meeting, please promptly submit your proxy or voting instructions by Internet, telephone or mail.  For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy/voting instruction card.

BLYTH, INC.

One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

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PROXY STATEMENT
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Annual Meeting of Stockholders
To Be Held June 9, 2011

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INTRODUCTION

This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders to be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Thursday, June 9, 2011, at 8:30 a.m. local time, and at any adjournments thereof.  This proxy statement is first being released by us to our stockholders on April 27, 2011.

Our Annual Report on Form 10-K for the fiscal year ended January 31, 2011 also accompanies this proxy statement. The annual report includes audited financial statements, a discussion by management of our financial condition and results of operations, and other information.

ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE
PROXY MATERIALS AND THE 2011 ANNUAL MEETING

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with the 2011 Annual Meeting of Stockholders. The annual meeting will take place in our Board Room at One East Weaver Street, Greenwich, Connecticut 06831 on Thursday, June 9, 2011, at 8:30 a.m. local time. You are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked:

1.	to elect eight directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	to conduct an advisory vote on executive compensation;

3.	to conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

4.	to ratify the appointment of our independent auditors; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

What are the recommendations of the board of directors?

The board’s recommendations are set forth together with the description of each item in this proxy statement.  The board recommends a vote FOR the election of all of the nominees as directors, FOR the resolution to approve the compensation of our named executive officers, FOR a vote for a frequency of  “every three years” for future advisory stockholder votes on compensation of our named executive officers and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors.  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.  If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on the record date, Tuesday, April 12, 2011, are entitled to notice of and to vote at the annual meeting or any adjournment(s) thereof.  Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share held of record on the record date with respect to each matter. On the record date, there were 8,230,502 shares of common stock issued and outstanding.  The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

How do I vote?

You may vote either by casting your vote in person at the meeting, by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares in “street name” through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.  Proxies will also be considered to be confidential voting instructions to the trustees of our 401(k) and profit sharing plan with respect to shares of common stock held in accounts under the plan.

To the extent that no direction is indicated, the shares will be voted FOR the election of all of the nominees as directors, FOR the resolution to approve the compensation of our named executive officers, FOR a vote for a frequency of  “every three years” for future advisory stockholder votes on compensation of our named executive officers and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors.  If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the annual meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to our corporate secretary prior to the vote at the annual meeting.  Any writing intended to revoke a proxy should be sent to us at our principal executive offices, One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

What vote is required to approve each item?

Each share of common stock outstanding on the record date is entitled to one vote on each matter to be voted upon.

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Election of Directors.  In June 2010, we amended our bylaws and certificate of incorporation to provide that a nominee for director in an uncontested election shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against his or her election.  Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.  In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast at the meeting.  If a nominee who is currently serving as a director is not elected at the annual meeting, under Delaware law the director will continue to serve on the board as a “holdover director.” However, under our bylaws and certificate of incorporation, any director who fails to be elected must offer to resign from the board of directors. The director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The nominating and corporate governance committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The nominating and corporate governance committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The board of directors will publicly disclose its decision regarding the resignation within 90 days after results of the election are certified.  If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

“Say on Pay” Proposals. The advisory vote on executive compensation (Proposal 2) and the advisory vote on the frequency of future votes on executive compensation (Proposal 3) are non-binding, as provided by law. Our board of directors will, however, review the results of the votes and, consistent with our record of shareholder engagement, will take them into account in making a determination concerning the advisory vote on executive compensation and the frequency of such future advisory votes. Approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2) will be decided by a majority of the votes cast “for” or “against” the proposal. The outcome of the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3) will be decided by plurality vote, with the option that receives the greatest number of votes (every one, two or three years) being considered the non-binding preference selected by stockholders. Abstentions are not counted as votes “for” or “against” these proposals.

Independent Auditors.  The proposal to ratify the selection of our independent auditors will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will be included in the vote totals for this matter and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

Who will bear the cost of soliciting votes for the annual meeting?

We are paying for the distribution and solicitation of the proxies.  As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.  Our employees may also solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile, but they do not receive additional compensation for providing those services.

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PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

Immediately following the receipt of stockholder approval at the 2010 annual meeting of stockholders, we amended and restated our certificate of incorporation and bylaws to declassify the structure of the board of directors so that all of the members of the board of directors will be elected annually beginning at the 2011 annual meeting of stockholders.  The board of directors currently consists of eight members, to hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.  It is intended that the persons named in the enclosed form of proxy, as proxies, will, except as noted below, vote FOR the election of the nominees as directors.

Robert B. Goergen, Neal I. Goldman and Howard E. Rose were most recently elected at the 2010 annual meeting, Pamela M. Goergen and Carol J. Hochman were most recently elected at the 2009 annual meeting, and Anne M. Busquet, Wilma H. Jordan and James M. McTaggart were most recently elected at the 2008 annual meeting.  The board does not contemplate that any of such nominees will become unable to serve.  If, however, any of the nominees should become unable to serve before the annual meeting, proxies solicited by the board will be voted by the persons named as proxies in accordance with the best judgment of such proxies.

In June 2010, we amended our bylaws and certificate of incorporation to provide that a nominee for director in an uncontested election shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against his or her election.  Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.  In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast at the meeting.  If a nominee who is currently serving as a director is not elected at the annual meeting, under Delaware law the director will continue to serve on the board as a “holdover director.” However, under our bylaws and certificate of incorporation, any director who fails to be elected must offer to resign from the board of directors. The director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The nominating and corporate governance committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The nominating and corporate governance committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The board of directors will publicly disclose its decision regarding the resignation within 90 days after results of the election are certified.  If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

The following sets forth the name, age, business experience for at least the past five years and other directorships of each of the nominees:

Anne M. Busquet (61)

Anne M. Busquet joined the board of directors in August 2007.  Since September 2006, and from 2001 to 2002, she was a principal at AMB Advisors, LLC, a business consulting firm.  From 2004 to September 2006, she was chief executive officer of IAC Local and Media Services, a unit of IAC/Interactive Corp., an Internet commerce conglomerate, and from 2003 to 2004, she was president and senior advisor of IAC’s travel services group.  From 1978 to 2001, she served in various positions at American Express Company, and was a member of its planning and policy committee from 1995 to 2001.  Ms. Busquet has served on the board of Pitney Bowes Inc. (NYSE) since 2007, where she currently serves on the audit committee, and has served as a director of several privately held companies.  Ms. Busquet has experience as a senior public company executive, including as a division president at American Express Company, where she led global interactive services initiatives. As the former chief executive officer of the Local and Media Services unit of InterActiveCorp, she has experience in electronic media, communications and marketing. Ms. Busquet possesses substantial operating experience, including in international markets, marketing channels, emerging technologies and services, and product development.

Pamela M. Goergen (69)

Pamela M. Goergen joined the board of directors in 1984. From 2001 to the present, she has served as a managing director of Ropart Investments, LLC, a private equity investment group, and for its predecessor, The Ropart

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Group Limited, she served as vice president and secretary from 1979 to 2001.  Mrs. Goergen has served on the company’s board of directors for more than 25 years and has substantial knowledge about the company and the industries in which we compete.  Mrs. Goergen’s family is our largest shareholder, and she brings the perspective of a large shareholder to the board of directors.

Robert B. Goergen (72)
Chairman of the Board and Chief Executive Officer

Robert B. Goergen has been our chairman since our inception in 1977.  Mr. Goergen has served as our chief executive officer since 1978 and as president from March 1994 to March 2004.  Since 1979, he has served as senior managing member of Ropart Investments, LLC and its predecessor entities, a private equity investment group.  Mr. Goergen founded the company more than 30 years ago and has substantial knowledge of the company and the industries in which we compete.  Mr. Goergen is also the company’s largest shareholder and brings the perspective of a chief executive officer and large shareholder to the board of directors.

Neal I. Goldman (66)

Neal I. Goldman joined the board of directors in 1991. From 1985 to the present, he has been the president of Goldman Capital Management, Inc., an investment advisory firm.  Mr. Goldman is the president of an investment advisory firm, and as such, has substantial experience in investment banking, investment management and capital structure.

Carol J. Hochman (60)

Carol J. Hochman joined the board of directors in 2002.  Since 2009, Ms. Hochman has been the president of RHH Capital & Consulting.  From 1999 to 2009, Ms. Hochman was president and chief executive officer of Triumph Apparel Corp. (formerly Danskin, Inc.).  Prior to her appointment to Triumph Apparel in 1999, she held the position of Group President – Accessories at Liz Claiborne, Inc., where she held positions of increased responsibility for over 20 years.  Prior to her roles at Liz Claiborne, she spent six years in the international division of May Department Stores.  Ms. Hochman sits on the foundation of the board of Queens College, part of the City University of New York.  Ms. Hochman also serves on the executive committee of the American Apparel and Footwear Association and serves on the board of the Sporting Goods Manufacturers Association, both major industry trade associations.  Ms. Hochman has senior executive experience in the consumer products industry, most recently when she served as president and chief executive officer of Triumph Apparel Corp. (formerly Danskin, Inc.).  Ms. Hochman also has experience from serving on the boards of two major industry trade associations.

Wilma H. Jordan (61)

Wilma H. Jordan joined the board of directors in 2004.  Ms. Jordan is the founder and chief executive officer of The Jordan, Edmiston Group, a media investment bank.  Ms. Jordan is also a founding general partner and chief executive officer of JEGI Capital, a venture capital affiliate of Jordan, Edmiston.  In addition, she is a director of Guideposts, Inc., a publisher of Guideposts Magazine and a leading provider of other magazines, books and related ministry programs and has served as a director of several privately held companies.  Ms. Jordan served as a director of LIN TV Corp. (NYSE) from May 2002 to August 2006.  Ms. Jordan is the founder and chief executive officer of an investment bank, as well as its venture capital affiliate, and as such has substantial experience in media matters, investment banking and capital markets strategies.  Ms. Jordan also has prior experience as a director of another NYSE-listed company.

James M. McTaggart (63)

James M. McTaggart joined the board of directors in 2004.  Mr. McTaggart is an officer of Charles River Associates, an international management consulting firm that advises senior executives on the issues most impacting company performance and long-term value.  Mr. McTaggart is the founding director of Marakon, Inc., which was formed in 1978 and merged with Charles River Associates in June 2009.  Mr. McTaggart was an officer of Trinsum Group (a predecessor of Marakon), which filed a bankruptcy petition in July 2008.  Prior to founding Marakon, he was a vice president of Wells Fargo Bank and co-founded the bank’s corporate finance department. Mr. McTaggart serves on the board of trustees of Greenwich Hospital and Greenwich Health Services.  Mr. McTaggart has more than 30

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years experience in management consulting, where he advises senior executives on the issues affecting corporate strategy, comparative performance and stockholder value.

Howard E. Rose (64)

Howard E. Rose joined the board of directors in 1998.  Mr. Rose served as vice chairman of the board from April 1998 to June 2000. Mr. Rose served as our vice president and chief financial officer from 1978 to April 1998, and served as secretary from 1993 to 1996.  Mr. Rose is a certified public accountant, with more than 30 years of accounting experience, and served as the company’s vice president and chief financial officer from 1978 to April 1998.  Mr. Rose has substantial experience in accounting and auditing matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, the board of directors has codified its corporate governance practices into a set of corporate governance guidelines. These guidelines assist the board in the exercise of its responsibilities and may be amended by the board from time to time. The corporate governance guidelines are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Director Independence

Our corporate governance guidelines require that a majority of the board of directors consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange, including the requirement that there be no material relationship between the director and us. The board has determined that no relationship between us and a director that arises solely out of the ownership by such director of less than 1% of the outstanding equity interests in an organization that has a relationship with us is a “material” relationship for purposes of the determination by the board as to whether such director has any material relationship with us. The board conducts an annual review as to whether each of our directors qualifies as independent.  Based on its most recent annual review, the board has concluded that Anne M. Busquet, Neal I. Goldman, Carol J. Hochman, Wilma H. Jordan, James M. McTaggart and Howard E. Rose are independent.

The non-management members of the board meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The chairman of the nominating and corporate governance committee presides at these meetings.  Wilma H. Jordan is currently chairman of the nominating and corporate governance committee.

Family Relationships

Robert B. Goergen, chairman of the board and chief executive officer, and Pamela M. Goergen, a director, are husband and wife.  Robert B. Goergen, Jr., a vice president and president of our multi-channel group and corporate development groups, is their son.  There are no other family relationships among any of the nominees for election as directors or any executive officers.

Director Compensation

For their services as directors, non-employee directors (that is, all directors other than Robert B. Goergen) receive an annual fee of $30,000, reimbursement of out-of-pocket expenses, plus a fee of $1,500 for each board meeting attended in person and a fee of $500 for each board meeting attended by telephone.  Each member of the audit committee, the compensation committee and the nominating and corporate governance committee, including each committee chairman, also receives a fee of $1,500 for each committee meeting attended in person and a fee of $500 for each committee meeting attended by telephone.  The chairman of the audit committee receives an annual retainer fee of $10,000 and the chairmen of the compensation committee and the nominating and corporate governance committee each receive an annual retainer fee of $5,000.  The full board determines annual equity awards for non-employee

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directors, subject to an annual limit of awards of 1,250 shares of common stock or share equivalents for new non-employee directors and 625 shares or share equivalents for continuing non-employee directors.  Directors who are also employees do not receive any additional compensation for their services as directors.

Director Compensation in Fiscal 2011

The following table sets forth information regarding the compensation of the directors earned in fiscal 2011.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)1	All Other Compensation ($)	Total ($)
Anne M. Busquet	68,000	26,513	―	94,513
Pamela M. Goergen	37,500	26,513	―	64,013
Robert B. Goergen	―	―	―	―
Neal I. Goldman	46,000	26,513	―	72,513
Carol J. Hochman	45,000	26,513	―	71,513
Wilma H. Jordan	80,500	26,513	―	107,013
James M. McTaggart	76,000	26,513	―	102,513
Howard E. Rose	57,500	26,513	6,3552	90,368
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(1)
Represents the aggregate grant date fair value of 750 RSUs issued in June 2010, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”).

(2)	Represents health insurance premiums paid by us.

Board Leadership Structure

Our corporate governance guidelines provide that the chairman of the board and chief executive officer can be separate or consolidated positions as the board may determine to obtain the best solution for governance and board functioning.  The board does not have a policy, one way or the other, on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the company at that time.  Since the formation of the company in 1977, Robert B. Goergen has served as chairman of the board and chief executive officer.  The board believes that this leadership structure, with Mr. Goergen serving as both chief executive officer and board chairman, is appropriate given Mr. Goergen’s past experience serving in these roles, the efficiencies of having the chief executive officer also serve in the role of chairman and the company’s strong corporate governance structure.  In addition, the chairman of the nominating and corporate governance committee informally serves as a lead director.  Ms. Jordan currently serves as lead outside director.  Mr. Goergen consults periodically with Ms. Jordan on board matters and on issues facing the company.  In addition, Ms. Jordan serves as the principal liaison between the chairman of the board and the independent directors and presides at an executive session of non-management directors at each regularly scheduled board meeting.

Risk Oversight

In its oversight role, the board of directors annually reviews the company’s strategic plan, which addresses, among other things, the risks and opportunities facing the company.  In addition, the company’s senior management, including the chief executive and chief financial officer, furnish monthly materials to the board that discuss, among other things, risks and opportunities.  Similarly, the presidents of each of the company’s business segments, often accompanied by other officers from that segment, make presentations to the board at each of its regularly scheduled meetings during which they discuss, among other things, the risks and opportunities confronting the business units. The board, through the nominating and corporate governance committee, also has overall responsibility for executive officer succession planning and reviews succession plans each year.  The board has delegated certain risk management oversight responsibility to the board committees. As part of its responsibilities as set forth in its charter, the audit committee is responsible for discussing with management the company’s major financial risk exposures and the steps

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management has taken to monitor and control those exposures.  The nominating and corporate governance committee annually reviews the company’s corporate governance guidelines and their implementation.  Each committee regularly reports to the full board.

Board and Committee Meetings

The board has established three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee.  The compensation committee charter was materially amended in December 2010 and is attached to this proxy statement as Appendix A.  In addition, the charter for each committee is available on our website, www.blyth.com, and is also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Audit Committee.  The audit committee is comprised of Mr. Rose (chairman), Ms. Busquet and Ms. Jordan and assists the board in fulfilling its oversight responsibilities regarding our legal and regulatory compliance, financial statements, internal audit function and independent auditors.  Each member of the audit committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards. Each member of the audit committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees.  In accordance with our corporate governance guidelines, none of the members of the audit committee serve on more than two audit committees.  In addition, the board has determined that Howard E. Rose, an independent director, is an “audit committee financial expert” as defined by SEC rules.  Mr. Rose is a certified public accountant with more than 30 years of accounting experience.  Mr. Rose also served as our vice president and chief financial officer from 1978 to April 1998.  The audit committee held eight meetings during fiscal 2011.

Compensation Committee.  The compensation committee is comprised of Mr. McTaggart (chairman), Mr. Goldman and Ms. Hochman.  The compensation committee reviews and makes recommendations to the board with respect to general compensation and benefit levels, determines the compensation and benefits for our executive officers and administers the qualified and non-qualified retirement plans and the omnibus incentive plan.  Each member of the compensation committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards.  During fiscal 2011, the compensation committee engaged Hewitt Associates to provide advice on specific projects related to executive compensation.  During the course of that engagement, Hewitt was acquired by Aon Consulting, forming Aon-Hewitt.  Aon Consulting provided consulting services to us related to employee benefit programs in fiscal 2011.  The compensation committee held four meetings during fiscal 2011.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is comprised of Ms. Jordan (chairman), Mr. McTaggart and Ms. Busquet and ensures that the board is appropriately constituted and organized to meet its fiduciary obligations to the stockholders.  The nominating and corporate governance committee assesses director performance and board membership needs, makes and evaluates recommendations regarding potential candidates for election to the board, and develops and implements policies regarding corporate governance matters.  Each member of the nominating and corporate governance committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards.  The nominating and corporate governance committee held thirty meetings during fiscal 2011.

The board of directors held four meetings during fiscal 2011.  In fiscal 2011, each director attended at least 75% of the meetings of the board of directors and applicable committee meetings.

We do not have a formal policy regarding board members’ attendance at annual meetings, but all members of the board are encouraged to attend the annual meeting of stockholders.  In June 2010, all of the members of the board were present at the annual meeting.

Process for Nominating Directors

Nominations of candidates for director are made by the nominating and corporate governance committee.  The committee has identified nominees for directors based on referrals from management, existing directors, advisors and representatives of the company or other third parties.  Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election.  The committee may engage the services of third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director but did not do so with respect to any of the current nominees.  As discussed below, the committee will consider nominees proposed by

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qualified security holders.  In connection with the annual meeting, the committee did not receive any recommendation for a nominee from any stockholder or group of stockholders.

The nominating and corporate governance committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed below. A committee member would contact those prospective candidates that appear likely to be able to fill a significant need of the board to discuss the position; if the candidate showed sufficient interest, the committee would arrange an in-person meeting with one or more committee members.  If the committee, based on the results of these contacts, believes it has identified a viable candidate, it will consult with the chairman of the board and submit the nominee to the full board for approval. Any request by management to meet with the prospective candidate would be given appropriate consideration.

Before nominating existing directors for re-election, the nominating and corporate governance committee also considers the individual’s contributions to the board, as reflected in results of the most recent review of individual director performance.

Security holders who, individually or as a group, have held for more than one year at least 5% of our common stock may recommend director nominees to the nominating and corporate governance committee, provided the recommendation is received at least six months prior to the annual meeting, in order to assure time for meaningful consideration by the committee. Recommendations should be sent to the nominating and corporate governance committee at the address listed for security holder communications under the caption “Communications with the Board of Directors” below.  Nominees recommended by security holders will be evaluated using the same standards applied to nominees recommended by other processes. Security holders recommending director nominees must provide the following information in their recommending communication:

1.   the number of our securities held by the recommending security holder or by each member of a recommending group of security holders, and the holding period or periods for all such securities;

2.   if the security holder(s) are not registered owners, proof of their security holdings in the form of either:

(a) a written statement from the “record” holder of the securities (usually a broker or bank) verifying that, at the time the security holder made the recommendation, he or she had held the required securities for at least one year; or

(b) if the security holder has filed a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5, or amendments to those documents or updated forms, reflecting ownership of the securities as of or before the date of the recommendation, a copy of the schedule and/or form, and any subsequent amendments reporting a change in ownership level, as well as a written statement that the security holder continuously held the securities for the one-year period as of the date of the recommendation;

3.  written consent of the nominee and the recommending security holder(s) to being identified in our public communications and filings discussing the recommendation and any action taken with respect to the recommendation; and

4.  information about the recommended nominee sufficient for us to comply with Securities and Exchange Commission disclosure requirements if the nominee is proposed for election to our board of directors.

Diversity of the Board of Directors

The board of directors believes that, as a whole, the board should include individuals with a diverse range of experience to give the board depth and breadth in the mix of skills represented for the board to oversee management on behalf of the stockholders.  In addition, the board believes that there are certain attributes that each director should possess, as described below. Therefore, the board and the nominating and corporate governance committee consider the qualifications of directors and nominees both individually and in the context of the overall composition of the board.

The nominating and corporate governance committee has adopted the following list of qualities and skills that it believes one or more of our directors should possess:

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·
Financial Acumen — understanding balance sheets, income and cash flow statements, financial ratios and other indices for evaluating performance; experience in financial accounting, corporate finance and trends in debt and equity markets; familiarity with internal financial controls.

•	Management Experience — hands-on understanding of corporate management trends in general and in our segments.

•	Knowledge Base — unique experience and skills in areas where we do business, including relevant manufacturing, marketing and technology.

•	International Vision — experience in global markets, issues and practices.

•	Diversity — enhances the board’s perspective through diversity in gender, ethnic background, geographic origin or professional experience (public, private and non-profit sectors).

Nomination of a candidate should not be based solely on these factors.  Our corporate governance guidelines also require the directors to tender their resignation for consideration by the full board in the event of retirement or other substantial change in the nature of their employment or other significant responsibilities.

The nominating and corporate governance committee has also adopted the following standards that it believes must be met by a nominee for a position on the board:

•	Integrity — shows high ethical standards, integrity, strength of character and willingness to act on and be accountable for his or her decisions.

•	Maturity — assertive, responsible, supportive, respectful and open to others.

•
Judgment — decisions show intelligence, wisdom, thoughtfulness; willing to discuss issues thoroughly, ask questions, express reservations and voice dissent; record of good decisions shows that duties will be discharged in good faith and in our best interests.

•	Leadership — history of skill in understanding, managing and motivating talented managers and employees.

•	Standards — history of achievements shows high standards for self and others.

•	Strategic Vision — strategic insight and direction in innovation, key trends and challenging us to sharpen our vision.

•
Time and Willingness — ability, willingness and energy to prepare fully before meetings, attend and participate meaningfully, and be available to management between meetings, especially in light of any other commitments.

•	Continuous Improvement — stays current on major issues and on director’s responsibilities.

Communications with the Board of Directors

Security holders may send communications to the board by e-mail to HolderCommunications@blyth.com.  Communications may be addressed to the entire board, any committee or committee chairman, or any individual director.  All communications will be received and reviewed by the chairman of the nominating and corporate governance committee.  The decision whether to pass communications on to the rest of the nominating and corporate governance committee, to any other committee or committee chairman or to any individual director to whom the communication is addressed, will be made at the discretion of the nominating and corporate governance committee chairman.

If a security holder communication relates to the nominating and corporate governance committee chairman and is directed to any director other than that chairman, it should be sent by e-mail to AuditCommittee@blyth.com.

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Communications sent to this address will be received and reviewed by the chairman of the audit committee.  The decision of what action if any to be taken with respect to such communications will be made at the discretion of the audit committee chairman.

Security holders may also send such communications by regular mail to either:

[Individual Director Name] ℅
Shareholder Communications
or
Chairman, Audit Committee
at
Blyth, Inc.
One East Weaver Street
Greenwich, CT  06831

Communications so addressed will be delivered unopened to the chairman of the audit committee or to the individual addressed.

Communications by security holders recommending director nominees must comply with the requirements discussed under the caption “Process for Nominating Directors.”

Interested parties may send communications to the nominating and corporate governance committee chairman or the non-management directors as a group by e-mail to IndependentDirectors@blyth.com or by regular mail to:

Chairman
Nominating and Corporate Governance Committee
Blyth, Inc.
One East Weaver Street
Greenwich, CT 06831

Communications so addressed will be delivered unopened to the chairman of the nominating and corporate governance committee.

Code of Conduct

We first adopted our code of conduct in 1999 and it applies to all members of the board of directors and to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The code of conduct is available on our website, www.blyth.com, and print copies are available to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The code of conduct also serves as our “code of ethics,” as defined in Item 406(b)] of Regulation S-K.  In addition, we intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller (our vice president of reporting and planning) or any person performing similar functions and relates to any element of the definition of “code of ethics” set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.blyth.com.

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Executive Officers

The following sets forth the name, age and business experience for the past five years of each of our executive officers (other than Robert B. Goergen (see “— Nominees for Election as Directors”)) as of the date hereof, together with all positions and offices held with us by such executive officers.  Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and have qualified:

Robert H. Barghaus (57) – Robert H. Barghaus is a vice president and our chief financial officer.  Mr. Barghaus joined us as vice president of financial planning in February 2001, and in March 2001 he was elected vice president and chief financial officer.  Prior to joining Blyth, he spent more than 25 years in senior operating and financial roles at Cahners Business Information (a division of Reed Elsevier), Labatt USA, Caldor’s (a division of May Department Stores), American Can and Arthur Anderson.  Mr. Barghaus is a certified public accountant.

Anne M. Butler (62) – Anne M. Butler has been a vice president of the company and president of PartyLite Worldwide since May 2007.  Ms. Butler joined PartyLite in 1999 as president of PartyLite Europe, and became president of PartyLite Europe and New Markets in 2000.  Ms. Butler was named president of PartyLite International in 2003.  Prior to joining PartyLite, she spent more than 25 years at leading companies, including Avon Products, Inc., Aloette Cosmetics, Inc. and Mary Kay Inc.

Robert B. Goergen, Jr. (40) – Robert B. Goergen, Jr. is a vice president and president of the multi-channel group and corporate development group.  Mr. Goergen joined us in 2000 as director of our Internet strategy and e-business initiatives group.  In August 2002 he was appointed vice president of acquisitions and business development, overseeing our acquisition strategy and implementation.  From 1995 to 1998, Mr. Goergen worked for McCann-Erickson Worldwide, primarily serving as an account director, where he oversaw e-commerce development and Internet marketing efforts for consumer products and services accounts.

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PROPOSAL 2: AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors recognizes the significant interest of stockholders in executive compensation matters. Pursuant to recent amendments to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)), we are providing our stockholders with an opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the Summary Compensation Table and other tables and the related narratives, as well as in the “Compensation Discussion and Analysis” section of this proxy statement, in accordance with SEC rules.

Our compensation philosophy and framework have resulted in compensation for our named executive officers that is commensurate with both our financial results and the other performance factors described in the section of this proxy statement entitled “Compensation Discussion and Analysis.” Our compensation programs are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase stockholder value, and are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals.  These programs focus on rewarding the types of performance that increase stockholder value, link executive compensation to our long-term strategic objectives and align executive officers’ interests with those of our stockholders. We believe that our executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis.

As this is an advisory vote, the result will not be binding on our board of directors, although our compensation committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices. The board believes that our current executive compensation program has been effective at directly linking executive compensation to our performance and aligning the interests of our named executive officers with those of our stockholders. We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis” and “Executive Compensation Information.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement.

Required Vote

The affirmative vote of the majority of the votes cast at the annual meeting is required for the advisory approval of this proposal.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the adoption of the following non-binding resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Unless a proxy is marked to give a different direction, it is the intention of the persons named in the proxy to vote the shares represented thereby in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL 3: AN ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to the recent amendments to Section 14A of the Exchange Act added by the Dodd-Frank Act, we are required to obtain a stockholder advisory vote as to how often we should include a proposal, similar to Proposal 2 in this proxy statement, asking for an advisory vote on the compensation paid to our named executive officers. Therefore we are asking our stockholders to express their preference as to whether we should include an advisory vote to approve the compensation of our named executive officers every one, two or three years. Stockholders may also, if they wish, abstain from casting a vote on this proposal. In considering their vote, stockholders may wish to carefully review the information presented in connection with Proposal 2. While the board of directors intends to carefully consider the stockholder vote resulting from this proposal, this is an advisory vote and, as such, will not be binding on the board of directors.

For the reasons described below, we recommend that our stockholders select a frequency of every three years, or a triennial vote. A triennial vote will allow stockholders to evaluate our executive compensation program in relation to our long-term performance, will allow stockholders to engage in more thoughtful analysis and voting by allowing more time between votes, and will provide management and the compensation committee sufficient time to thoughtfully respond to stockholders’ views, to implement any necessary and appropriate changes to our executive compensation program and to evaluate the results of such changes before the next stockholder advisory vote.

Therefore, our board of directors recommends a triennial vote, which would allow our executive compensation programs to be evaluated over a multi-year period.

In addition, a triennial vote will provide the time to thoughtfully respond to stockholder views on executive compensation issues. We carefully monitor our executive compensation program since it is critical to motivating and retaining our employees. We believe that a triennial vote will provide our compensation committee with sufficient time to carefully consider any suggested changes to our executive compensation program and to implement any appropriate changes.

Required Vote

The affirmative vote of the majority of the votes cast at the annual meeting is required for the advisory approval of this proposal.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the board of directors’ recommendation.

Recommendation

The board of directors recommends that the stockholders vote “FOR” the option of every “3 YEARS” as the future frequency with which stockholders will be provided an advisory vote on the compensation of our named executive officers.

Unless a proxy is marked to give a different direction, it is the intention of the persons named in the proxy to vote the shares represented thereby in favor of a triennial advisory vote on the compensation of our named executive officers.

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Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management.  The following table sets forth, as of March 31, 2011, the number of outstanding shares of the common stock beneficially owned by each of (i) the nominees for director, (ii) the other current directors, (iii) the named executive officers individually and (iv) all directors and executive officers as a group.  Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Robert B. Goergen (1)	2,752,012	33.4%
Anne M. Busquet (2)	937	*
Pamela M. Goergen (2) (3) (4)	2,752,012	33.4
Neal I. Goldman (2) (4)	9,187	*
Carol J. Hochman (2) (4)	5,687	*
Wilma H. Jordan (2) (5)	4,812	*
James M. McTaggart (2)	2,912	*
Howard E. Rose (2) (4)	14,648	*
Robert H. Barghaus (2) (4)	4,567	*
Anne M. Butler (2) (4)	11,980	*
Robert B. Goergen, Jr. (2) (4) (6)	803,479	9.8
All directors and executive officers as a group (11 persons) (7)	3,033,846	36.9
________
* Less than 1%.

(1)
Includes 2,050,483 shares held by Mr. Goergen; 22,372 shares held by The Goergen Foundation, Inc. (a charitable foundation of which Mr. Goergen is a director, president and sole investment manager); 98,595 shares and 2,500 options held by Pamela M. Goergen (Mr. Goergen’s wife); and 576,375 shares held by Ropart Investments LLC (a private investment fund of which Mr. Goergen shares voting and investment power). Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (3)). The address of Mr. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2)
The table above excludes unvested RSUs and includes vested RSUs the receipt of which has been deferred until the director retires from our board of directors.  As of March 31, 2011, the number of unvested RSUs held by each named executive officer and director (other than Robert B. Goergen, who does not own any RSUs) was as follows: Anne M. Busquet (1,313); Pamela M. Goergen (1,313); Neil I. Goldman (1,313); Carol J. Hochman (1,313); Wilma H. Jordan (1,313); James M. McTaggart (1,313); Howard E. Rose (1,313); Robert H. Barghaus (10,077); Anne M. Butler (12,995); and Robert B. Goergen, Jr. (8,785).  As of March 31, 2011, the number of vested RSUs, the receipt of which has been deferred until the director retires from our board of directors, held by each named executive officer and director (other than Robert B. Goergen, who does not own any RSUs) was as follows: Anne M. Busquet (937); Pamela M. Goergen (1,687); Neil I. Goldman (1,687); Carol J. Hochman (1,687); Wilma H. Jordan (1,562); James M. McTaggart (2,062); Howard E. Rose (1,687); Robert H. Barghaus (0); Anne M. Butler (7,771); and Robert B. Goergen, Jr. (4,148).

(3)
Includes 98,595 shares held by Mrs. Goergen and 2,649,230 shares held by Robert B. Goergen (Mrs. Goergen’s husband). Mrs. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote (1)).  The address of Mrs. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(4)
Includes shares which he or she has the right to acquire within 60 days as of March 31, 2011 through the exercise of stock options, as follows: Pamela M. Goergen (2,500); Neil I. Goldman (2,500); Carol J. Hochman (3,750); Wilma H. Jordan (2,500); Howard E. Rose (2,500); Robert H. Barghaus (2,500); Anne M. Butler (3,625); and Robert B. Goergen, Jr. (2,875).

(5)Ms. Jordan’s security ownership includes 250 shares held by her spouse, as to which she disclaims beneficial ownership.

(6)
Mr. Goergen, Jr.’s security ownership includes 131,573 shares held by him, 576,375 shares held by Ropart Investments, LLC, 2,849 shares held by his spouse and 85,659 shares held by him in trust for his children, brother and brother’s children.

(7)
The board believes that significant stock ownership by directors further aligns their interests with the interests of our stockholders. Accordingly, the board has established a policy of stock ownership that, within three years after joining the board, each director own common stock valued at five times the annual retainer fee.  In addition, in order to preserve the linkage between the interests of our executive officers and our stockholders, participants in the LTIP are expected to use their grants of RSUs to establish a level of direct ownership in the company.  Therefore, participants must retain at least 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company.  We have no mandatory holding period for shares acquired upon the exercise of stock options.

Security Ownership of Certain Beneficial Owners.  To the knowledge of the company, the following table lists each party (other than Mr. Goergen and Mrs. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) that beneficially owned more than 5% of the common stock outstanding as of March 31, 2011:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
FMR LLC and related persons and entities1 82 Devonshire Street Boston, MA 02109	903,900	10.982%
Wells Fargo and Company and Wells Capital Management Incorporated2 420 Montgomery Street San Francisco, CA 94104 BlackRock, Inc.3 40 East 52nd Street New York, NY 10022	569,019 525,528	6.91% 6.39%
__________

(1)
According to Amendment No. 1 to Schedule 13G dated February 11, 2011, FMR LLC beneficially owns 903,900 shares (10.982%), with sole voting power with respect to 15,000 shares and sole dispositive power with respect to 903,900 shares.  FMR LLC is a parent holding company of Fidelity Management & Research Company (“Fidelity”), a registered investment adviser.  Fidelity is the beneficial owner of 888,900 shares or 10.800% of the common stock as a result of acting as investment adviser to various investment companies.  The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 888,900 shares or 10.800% of the common stock.  Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 888,900 shares owned by the funds.  Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds Boards of Trustees.  Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustee.  Pyramis Global Advisors, LLC, 900 Salem Street, Smithfield, RI 02917, a registered investment adviser and an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 15,000 shares or 0.182% of the common stock as a result of serving as an investment adviser. Members of Mr. Johnson’s family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.  The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  The computation of the percentage of stock owned by FMR LLC and related persons is based on the percentages reported in the Schedule 13G.

(2)
According to Amendment No. 3 to Schedule 13G dated January 14, 2011, Wells Fargo & Company (a parent holding company or control person), located at the address in the table, beneficially owns 569,019 shares (6.91%), with sole voting power with respect to 403,620 shares and sole dispositive power with respect to 565,540 shares, and Wells Capital Management Incorporated (an investment adviser), located at 525 Market Street, 10th Floor, San Francisco, CA 94105, beneficially owns 565,540 shares (6.87%), with sole dispositive power with respect to those shares.  The computation of the percentage of stock owned by Wells Fargo and Company and Wells Capital Management Incorporated is based on the percentages reported in the Schedule 13G.

(3)
According to Amendment No. 1 to Schedule 13G dated January 21, 2011, BlackRock, Inc. (a parent holding company or control person), located at the address in the table, beneficially owns 525,528 shares (6.39%), with sole voting and dispositive power with respect to those shares.  The computation of the percentage of stock owned by BlackRock, Inc. is based on the percentage reported in the Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We are an international multi-channel organization selling a wide variety of decorative and functional products through the Direct Selling, Catalog & Internet, and Wholesale channels.  We design, market and distribute an extensive array of candles, home fragrance products, accessories, seasonal decorations, household convenience items and personalized gifts.  In addition, we sell weight management products, nutritional supplements and energy drinks, as well as products for the foodservice trade.  We compete in a global industry, and our products can be found throughout North America, Europe and Australia.  Our financial results are reported in three segments: the Direct Selling segment, the Catalog & Internet segment and the Wholesale segment.  These reportable segments are based on similarities in distribution channels, customers and management oversight.

Our compensation committee develops and oversees compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase stockholder value.  The committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system that supports and reinforces our key operating and strategic goals while aligning the financial interests of our management team with those of our stockholders.

Our compensation programs are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals.

Our named executive officers (“NEOs”) are:

Robert B. Goergen — Chairman and Chief Executive Officer
Robert H. Barghaus — Vice President and Chief Financial Officer
Anne M. Butler — Vice President of Blyth and President, PartyLite Worldwide
Robert B. Goergen, Jr. — Vice President of Blyth and President, Multi-Channel Group

Elements of Compensation

Our management compensation program consists of the following:

•	a base salary
•	a short-term annual incentive plan (which we refer to as the Management Performance Incentive Plan, or MPIP)
•	a long-term incentive plan (LTIP)
•	a benefits package of health and welfare programs
•	limited perquisites
•	post-employment severance arrangements

The committee from time to time reviews the compensation practices of broad industry groups using multiple sources of information pertaining to executive compensation, including compensation surveys and peer group proxy data.  Our peer group consists of similarly-sized manufacturing, direct selling and direct marketing companies with annual revenue generally ranging from $500 million to $1.5 billion, and depends on the revenue of the business unit of which an executive’s compensation is being benchmarked.  Peer group companies are: Williams-Sonoma Inc., Jarden Corporation, American Greetings Corporation, Herbalife Ltd., Tupperware Brands Corporation, Nu Skin Enterprises, Inc., Lancaster Colony Corporation, Overstock.com,

.

Inc., 1-800-Flowers.com, Inc., Libbey Inc., Lifetime Brands and CSS Industries Inc.  However, benchmarking effectively against a relevant peer group is challenging given our structure.  Therefore, the committee consults additional compensation and economic surveys that benchmark similar positions in similarly-sized companies, the industries of which vary.  In recent years, we have compiled data using surveys from Aon-Hewitt, Mercer, Towers Watson and Salary.com.  The committee, after receiving input from Robert B. Goergen, our chairman and chief executive officer, used these sources to determine an appropriate base salary and annual incentive bonus target for each member of management.  The base salary and annual incentive bonus targets are intended to reflect the responsibilities of each officer, the compensation practices at other companies and business conditions within our business units.  The committee generally targets the sum of the base salary, annual incentive bonus plan and long-term incentive plan to be at the median level of the combined peer group and survey data.  We have also considered peer compensation within our portfolio of companies to help determine appropriate compensation.  The objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract, motivate and retain key talent, while providing incentives to maximize long-term value for our company and our stockholders.

As discussed below, under the heading “—Employment Contracts,” in August 2000 we entered into an employment contract with Mr. Goergen.  His base salary, short-term incentive bonus target and supplemental pension were each established at the time we entered into the employment contract.  Amounts were determined following a peer and industry review process similar to that described above.  Since that time and most recently in fiscal 2011, Mr. Goergen’s base salary and annual incentive bonus were reviewed versus the peer group’s salary and annual incentive bonus.  Because of his significant share ownership, Mr. Goergen requested that he not receive long-term incentives. Moreover, for the past six years, he has requested the committee not to make a market adjustment to his base salary, and the committee has honored his request.

Annual Incentives

We refer to our annual incentive plan as the Management Performance Incentive Plan (“MPIP”).  The MPIP is a cash-based, pay-for-performance annual incentive plan that applies to all management-level employees across the company (excluding those participating in a sales incentive plan).  The MPIP is implemented under our Amended and Restated 2003 Omnibus Incentive Plan (the “2003 Plan”).  The committee considers annual incentives to be a critical means of ensuring management’s focus in achieving its annual operating plan, which, in turn, should enhance stockholder value.

Each of the participants in the MPIP is assigned an individual incentive target, which is expressed as a percentage of that employee’s annual salary.  The product of the employee’s annual salary and his or her incentive target yields the “target award.”  The target award, which is expressed as a dollar amount, is calculated as follows:

Base salary	x	Individual incentive target (expressed as a % of base salary)	=	Target award (expressed as a dollar amount)

The committee designates incentive target percentage levels for each of our NEOs using the process described above in determining base salary.  The committee also reviews target levels for all other participants at the vice president level and above, as well as all other incentive compensation for this group of executives.  The individual incentive targets and the target awards for each of the NEOs during fiscal 2011 were calculated as follows:

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Name	Base Salary (fiscal 2011) ($)	Individual Incentive Target (expressed as a percentage of annual salary) (%)	Target Award (dollar amount) ($)
Robert B. Goergen	794,375	100	794,375
Robert H. Barghaus	412,000	50	206,000
Anne M. Butler	515,000	60	309,000
Robert B. Goergen, Jr.	365,700	60	219,420

The amount of the target award is split into two amounts, one of which is determined by company performance (we refer to this as the “Business Performance Factor”) and the other of which is determined by the employee’s own performance (we refer to this as the “Individual Performance Factor”).  The Individual Performance Factor is determined based on the extent to which an executive achieved his or her personal business objectives, which we refer to as “Management by Objective” (or “MBOs”).  The weighting of Business and Individual Performance Factor for each of the NEOs is as follows:

Name	Business Performance Factor (expressed as a percentage the entire target award) (%)	Individual Performance Factor (expressed as a percentage the entire target award) (%)
Robert B. Goergen	75	25
Robert H. Barghaus	60	40
Anne M. Butler	65	35
Robert B. Goergen, Jr.	60	40

Business Performance Factor

The Business Performance Factor is based upon the extent to which the company or a segment, as the case may be, meets or exceeds an established threshold performance level, which is determined by the committee at the beginning of the fiscal year based on the board-approved budget and input from management.  Based on the achievement of budgeted financial goals, 25% to 175% of the Business Performance Factor component of the target awards can become available for payment.

The Business Performance Factors differ among the NEOs.  The Business Performance Factor for both of Mr. Goergen, the Chairman and Chief Executive Officer of Blyth, and Mr. Barghaus, the Chief Financial Officer of Blyth, is solely determined by Blyth’s overall performance, which goal, in fiscal 2011, was at target $31.2 million in consolidated net earnings from continuing operations.

The Business Performance Factor for Ms. Butler, the President of PartyLite Worldwide, is determined primarily (80%) by PartyLite’s overall performance.  Within this portion of Ms. Butler’s incentive, 70% was based on PartyLite Worldwide profit, which goal, in fiscal 2011, was at target $83.7 million of earnings before interest and taxes (“EBIT”).  In addition, 15% was based on PartyLite’s North American and European inventory days-on-hand, the targets for which in fiscal year 2011 were 175 and 165 days-on-hand, respectively.  The remaining 15% of Ms. Butler’s PartyLite incentive was based on unit fill rate, the target for which in fiscal year 2011 was 97.5%.  The remaining 20% of Ms. Butler’s Business Performance Factor is based on the same Blyth performance goal used to determine the Business Performance Factor for Mr. Goergen and Mr. Barghaus.

The Business Performance Factor for Mr. Goergen, Jr., the President of the Multi-Channel Group, a diverse group of businesses, is determined primarily (75%) by the Multi-Channel Group’s consolidated performance, which goal, in fiscal 2011, was $4.5 million of EBIT.  The remaining 25% of his Business

Performance Factor is based on the same Blyth performance goal used to determine the Business Performance Factor of Mr. Goergen and Mr. Barghaus.

Individual Performance Factor

The second component of the target award is determined by the executive’s performance against his or her personal business objectives, or MBOs, which are established at the beginning of the fiscal year and typically have a wide variety of additional financial targets (such as sales growth, working capital management, return on equity, as well as other non-financial managerial goals, described below).  The nature and extent of each individual’s major accomplishments and contributions are determined through written evaluations compiled by the Chief Executive Officer, the Vice President–Organizational Development and others familiar with the individual’s performance.  The Chief Executive Officer evaluates the information and makes recommendations to the committee, which then makes the final determination of management bonuses.  In order for any incentive compensation that is determined by the Individual Performance Factor to be earned for all executives other than Mr. Goergen, Jr., at least 80% of the NEO’s Business Performance Factor must be achieved.  Or, said another way, even if an NEO is determined to have achieved all of his or her personal business objectives, no payment will be made under the annual incentive plan unless at least 80% of that executive’s Business Performance Factor has been achieved.  For Mr. Goergen, Jr., in fiscal 2011 the threshold to achieve any bonus payout related to the Multi-Channel Group was $1.7 million of EBIT.

After the completion of the fiscal year, based on the achievement of target financial goals and based on input from management about its assessment of each participant’s individual performance during the year, the committee determines how much, if any, of the participant’s target award will be paid.  The committee is under no obligation to pay the entire target award available in any given year.  Similarly, the 2003 Plan gives the committee the ability to adjust performance criteria upward or downward for extraordinary factors, as well as to grant discretionary bonuses in recognition of extraordinary performance.

Performance Outcome

For fiscal 2011, Blyth was determined to have achieved 96.1% of its Business Performance Factor.  This calculation includes upward adjustments totaling $4.3 million for the loss on sale of auction rate securities, PartyLite restructuring, ViSalus distributor equity incentives and interest, one-time costs associated with the closure of Boca Java, board fees generated from special projects and Midwest-CBK restructuring costs, as well as a downward adjustment of $0.2 million in foreign exchange benefit, which were approved by the compensation committee.  Accordingly, Mr. Goergen earned a scaled formula-driven payout for the Business Performance Factor totaling $508,678.  In addition, because Blyth achieved more than 80% of its performance goals, Mr. Goergen was eligible to earn his Individual Performance Factors, or MBOs.  Mr. Goergen completed most of his MBOs, which included achieving various profitability, cash flow and return on equity targets, determining the CEO succession plan with the board of directors, reinvigorating PartyLite North America, building PartyLite core Europe and expanding into new PartyLite markets, returning ViSalus Sciences to growth and evolving Blyth’s capital structure.  With respect to the Individual Performance Factor, the committee determined that Mr. Goergen achieved 91% of his MBOs and granted him a bonus of $180,721, which, when added to the $508,678 he was awarded based on the Business Performance Factor, meant that Mr. Goergen’s total bonus in fiscal 2011 was $689,399.

Based on the same financial goals noted above for Mr. Goergen, Mr. Barghaus earned a scaled formula-driven payout totaling $105,530.  Mr. Barghaus completed most of his MBOs, which included achieving certain working capital and cash flow targets, avoiding any outside borrowing, serving on ViSalus’s management board, resolving certain outstanding tax matters, issuing several new accounting and control policies, improving various departmental processes and developing staff members.  With respect to the Individual Performance Factor, the committee determined that Mr. Barghaus achieved 95% of his MBOs and granted him a bonus of $78,280, which, when added to the $105,530 he was awarded based on the Business Performance Factor, meant that Mr. Barghaus’ total bonus in fiscal 2011 was $183,810.

With respect to Ms. Butler, a minimum threshold of profitability was not achieved within PartyLite Worldwide and, accordingly, no payment was earned for the portion of her bonus tied to PartyLite.  Ms. Butler received $34,297 for the Business Performance Factor portion of her incentive that was determined by Blyth’s consolidated net earnings from continuing operations.  Ms. Butler was not eligible for bonus compensation related to the 80% of her personal objectives tied to PartyLite since PartyLite did not achieve the threshold level of EBIT required for payout.  However, Ms. Butler was eligible for the 20% of her personal objectives tied to Blyth’s consolidated net earnings from continuing operations. The committee determined that Ms. Butler achieved 66% of her MBOs, which included achieving various financial targets, reinvigorating the PartyLite North American business, leading key technology initiatives, developing additional growth plans for international expansion and strengthening operations and supply chain for improved customer support, and granted her a bonus of $14,276, which, when added to the $34,297 she was awarded based on Blyth’s consolidated net earnings, meant that Ms. Butler’s total bonus in fiscal 2011 was $48,573.

For Mr. Goergen, Jr., the Multi-Channel Group was determined to have achieved 53.8% of its performance goal.  Included in this calculation were upward adjustments to Miles Kimball Company’s EBIT of $0.6 million for a trademark write-down and a charge related to the timing of purchase discounts, as well as $0.7 million in one-time costs related to the disposition of Boca Java, which were approved by the compensation committee.  Accordingly, a formula-driven payout totaling $43,751 was applied to the portion of Mr. Goergen, Jr.’s annual target bonus that is determined by the Multi-Channel Group’s results.  Mr. Goergen, Jr. also received a scaled formula-driven payout of $28,101 for the portion of his annual incentive based on Blyth’s consolidated net earnings from continuing operations.  Moreover, because the Multi-Channel Group was determined to have reached its minimum required profit threshold and Blyth was determined to have achieved more than 80% of its performance goals, Mr. Goergen, Jr. was eligible to earn the portion of his bonus tied to Individual Performance Factors (MBOs).  Mr. Goergen, Jr.’s MBOs included implementing Catalog & Internet profit improvement programs, further developing the health and wellness product categories, driving a wholesale national account strategy and gross margin improvement programs, streamlining Boca Java’s organizational structure and developing the Multi-Channel Group’s leadership team.  The committee determined that Mr. Goergen, Jr. achieved 93% of his MBOs and granted him a bonus of $81,624 which, when added to the $71,852 he was awarded based on the Business Performance Factor, meant that Mr. Goergen, Jr.’s total annual bonus in fiscal 2011 was $153,477.

Blyth’s NEOs, with the exception of Mr. Goergen, received a 2% merit increase that will apply to their fiscal 2012 base salaries beginning in April 2011.  Mr. Goergen requested of the committee that he not receive an increase in his base salary, and the committee honored his request.

Long-Term Incentives

Our Long-Term Incentive Plan (“LTIP”) was established in 2003 under our 2003 Plan.  The committee considers long-term incentive compensation to be an important means of ensuring management’s ongoing focus on meeting our profitability goals, which should enhance the value of the common stock.  In addition, the committee believes that this component of our compensation policy is a retention vehicle for key executives and directly aligns the interests of management with those of our stockholders.

The committee generally awards long-term incentive grants annually at its spring meeting, with the exception of awards to executives who may be hired or promoted in the course of the fiscal year and to whom the committee may grant awards during the year.

In order to align further management’s compensation with company performance, payment against target for the fiscal 2011 cycle is exclusively performance based, with an additional time-vesting function.  As described above, Mr. Goergen has never participated in the LTIP.  The LTIP award for Mr. Barghaus is determined by Blyth’s net income from continuing operations, with adjustments.  The LTIP awards for Ms. Butler and Mr. Goergen, Jr. are determined by the performance of their respective business units and Blyth’s consolidated net income from continuing operations.  Performance is measured over a one-year period.  Payment, if earned, will be made equally in the form of restricted stock units (50%) and cash (50%) that vests in equal installments on the first and second April 15th following the date of grant and based on the executive’s continued employment with us.

Each of the participants in the LTIP is assigned an individual incentive target, which is expressed as a percentage of their annual salary.  The individual incentive targets for Mr. Barghaus, Ms. Butler and Mr. Goergen, Jr. are 85%.  The LTIP target award, which is expressed as a dollar amount, is calculated as follows:

Name	Base Salary (fiscal 2011) ($)	LTIP Individual Incentive Target (expressed as a percentage of annual salary) (%)	LTIP Target Award (dollar amount) (%)
Robert H. Barghaus	412,000	85	350,200
Anne M. Butler	515,000	85	437,750
Robert B. Goergen, Jr.	365,700	85	310,845

In order for any payment to be made under the LTIP, at least 80% of the Business Performance Factor must be achieved.  Twenty-five percent of the payout is awarded for minimum performance threshold, which is 80% of each component of the Business Performance Factor.  The payout increases on a straight-line basis between 80% and 100%.  Generally, up to 150% payout is awarded for achievement of above-target performance and will be paid on a straight-line approach from 101% to 120% for a maximum potential payout of 150% at 120% achieved target performance.

The  LTIP Business Performance Factor in fiscal 2011 was achievement of EBIT against budget for business units and net income from continuing operations with adjustments against budget for Blyth, the weighting of which is the same as in the annual MPIP (as described above under “— Business Performance Factor”).  For the PartyLite portion of Ms. Butler’s LTIP, 70% of target was based on PartyLite Worldwide EBIT, 15% was based on North American and European inventory days-on-hand and 15% of which was based on unit fill rate.  All targets were the same as those noted above in the MPIP.

After the completion of the fiscal year in each cycle, based on the achievement of the LTIP Business Performance Factor as described above, the committee will determine what part, if any, of the participant’s target award will be paid.  The committee is under no obligation to pay the entire target award available in any given year.  Similarly, the 2003 Plan gives the committee the ability to adjust performance results upward or downward for extraordinary factors.

The Multi-Channel Group and Blyth were adjusted for the same factors described above in the annual bonus plan.  Accordingly, the committee awarded the amounts noted to each executive based on a formula-driven percentage of target achieved, subject to vesting:

	Target Achieved (%)	Value Awarded (subject to vesting) ($)
Robert H. Barghaus	96.1% Blyth net income with adjustments	299,001
Anne M. Butler	0% PartyLite Worldwide EBIT with adjustments 0% PartyLite inventory days-on-hand 0% PartyLite backorders 96.1% Blyth net income with adjustments	74,750
Robert B. Goergen, Jr.	53.80% Multi-Channel EBIT 96.1% Blyth net income with adjustments	169,651

Retention and Severance Agreements

On December 17, 2010, we entered into Retention and Severance Agreements with each of Robert H. Barghaus, Anne M. Butler and Robert B. Goergen, Jr.  The agreements provide that, in the event of termination of employment by us without “cause” or by the executive officer for “good reason” and subject to certain notice and cure periods, the executive officer will receive severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance would consist of the following: (i) a payment equal to twice the sum of then current annual base salary plus the average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a prorated annual bonus as determined under our MPIP based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested RSUs or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements (including with respect to any plans adopted after the date of the agreements); (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage) and (v) payment of expenses up to $50,000 until the executive officer obtains comparable full time re-employment for outplacement assistance expenses.  The agreements also contain restrictive covenants with respect to non-competition, non-solicitation of our employees and certain parties in specified business relationships with us, and confidentiality.

Share Retention Guidelines

In order to preserve the linkage between the interests of executives and those of our stockholders, participants in the LTIP are expected to use their grants of RSUs to establish a level of direct ownership in the company.  Therefore, participants must retain at least 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company.

Perquisites

We provide our chief executive officer with perquisites in recognition that he has never and does not currently accept any long-term incentive compensation.  Under Mr. Goergen’s employment contract entered into in 2000 he is provided with a car and driver, as well as personal use of the leased airplane.  Mr. Goergen pays taxes based on the imputed value of these perquisites, which is reported to the Internal Revenue Service and which totaled $325,375 in fiscal 2011.

Mr. Goergen Jr. utilized the leased airplane for personal use in fiscal 2011 and paid taxes based on the imputed value of its use, which totaled $43,271 in fiscal 2011.  Our other NEOs did not utilize perquisites during the fiscal year.

Tax and Accounting Considerations

Favorable accounting and tax treatment of the various elements of our compensation program is an important, but not the sole, consideration in its design.  Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the chief executive officer and certain other highly compensated executive officers to $1.0 million annually. While our MPIP and LTIP awards are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, we reserve the right to approve in the future elements of compensation that are not fully deductible.

We account for equity-based awards in accordance with the requirements of FASB ASC Topic 718 (formerly “SFAS No. 123(R)”).  We are required to recognize compensation expense relating to equity-based

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awards in our financial statements.  The adoption of this recognition method did not cause us to limit or otherwise significantly change our award practices.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.  Based on this new review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2011 annual meeting of stockholders.

Submitted by the members of the Compensation Committee of the Board of Directors.

James McTaggart, Chairman
Neal Goldman
Carol Hochman

Executive Compensation Information

Summary Compensation Table

The following table summarizes the total compensation awarded to or earned by our chief executive officer, chief financial officer and other executive officers during fiscal 2009, 2010 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards1 ($)	All Other Compensation ($)	Total ($)
Robert B. Goergen Chairman of the Board and Chief Executive Officer	2009 2010 2011	794,375 794,375 794,375	— —(2) 689,399	— — —	320,114(3) 202,038(3) 337,356(3)	1,114,489 996,413 1,821,130
Robert H. Barghaus Vice President and Chief Financial Officer	2009 2010 2011	410,000 412,000 412,000	— 212,357 183,810	241,764 170,479 196,513	14,271(4) 6,070(4) 12,362(4)	666,035 800,906 804,685
Anne M. Butler Vice President of the Company and President of PartyLite Worldwide	2009 2010 2011	512,500 515,000 515,000	145,706 204,554 48,573	216,230 355,156 169,149	37,437(4) 12,026(4) 12,087(4)	911,873 1,086,736 744,809
Robert B. Goergen, Jr. Vice President of the Company and President, Multi-Channel Group	2009 2010 2011	362,250 365,700 365,700	8,314 73,034 153,477	74,326 240,818 43,626	60,464(5) 69,404(5) 55,902(5)	505,354 748,956 618,705
_______________

(1)
The RSUs vest in equal annual installments on various anniversaries of the date of grant, subject to the continued employment of the executive on each vesting date.  The aggregate grant date fair value of the stock awards was determined in accordance with FASB ASC Topic 718.  See Note 17 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2011 for a description of the assumptions used in valuing stock awards. For this purpose, the estimate of forfeitures is disregarded.

(2)	Mr. Goergen elected not to participate in the annual incentive plan in fiscal 2010.

(3)
Mr. Goergen’s “all other compensation” consists of the items set forth in the following table.  The perquisite value of “Personal Use of Company Airplane” equals the total cost of the company airplane to us in a fiscal year multiplied by the percentage of personal use by Mr. Goergen in that fiscal year.  The perquisite value does not equal the amount of compensation income that is imputed to Mr. Goergen for tax purposes for personal use of the company airplane.

	Personal Use of Company Airplane ($)	Driver Services ($)	Automobile Payments ($)	Contributions to the 401(k) and nonqualified plans ($)	Tax Gross-Up ($)	Total ($)
Fiscal 2009	168,609	59,660	57,492	34,353	—	320,114
Fiscal 2010	93,443	60,948	26,895	12,025	8,726	202,038
Fiscal 2011	242,254	62,325	20,796	11,981	—	337,356

(4)	Represents contributions to the 401(k) and nonqualified deferred compensation plans.

(5)
In fiscal 2009, includes $46,179 for personal use of company airplane and $14,285 for contributions to the 401(k) and nonqualified deferred compensation plans.  In fiscal 2010, includes $57,379 for personal use of company airplane and $12,025 for contributions to the 401(k) and nonqualified deferred compensation plans.  In fiscal 2011, includes $43,271 for personal use of company airplane and $12,631 for contributions to the 401(k) and nonqualified deferred compensation plans.  The perquisite value of “Personal Use of Company Airplane” equals the total cost of the company airplane to us in a fiscal year multiplied by the percentage of personal use by Mr. Goergen, Jr. in that fiscal year.  The perquisite value does not equal the amount of compensation income that is imputed to Mr. Goergen, Jr. for tax purposes for personal use of the company airplane.

Grants of Plan-Based Awards During Fiscal 2011

The following table sets forth information concerning all grants of plan-based awards made to the named executive officers during fiscal 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards1			Fair Value of Stock and Option Awards ($)2
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert B. Goergen	None	—	—	—	—	—	—	—
Robert H. Barghaus	4/12/10	43,775	175,100	262,650	1,155	4,620	6,930	149,500
Anne M. Butler	4/12/10	10,944	218,875	328,313	289	5,775	8,663	37,375
Robert B. Goergen, Jr.	4/12/10	9,714	155,423	233,134	256	4,101	6,151	84,826

(1)
The number of shares set forth under “Estimated Future Payouts Under Equity Incentive Plan Awards” are based on $37.90 per share (the average of the high and low price for the five trading days ending on April 11, 2011, the date the grant was awarded).

(2)
On April 12, 2010, Mr. Barghaus, Ms. Butler and Mr. Goergen, Jr. were granted the equity incentive plan awards set forth in the table, all of which were subject to performance-based conditions.  In April 2011, the compensation committee confirmed that these performance-based conditions had been met and awarded 3,945 shares to Mr. Barghaus (fair value of $149,500), 986 shares to Ms. Butler (fair value of $37,375) and 2,238 shares to Mr. Goergen, Jr. (fair value of $84,826).  The number of shares was based on the dollar value of the award divided by $37.90 per share, the average of the high and low price for the five trading days ending on April 11, 2011, the date the grant was awarded.  The awards are subject to vesting and will be paid in equal installments in April 2012 and 2013, subject to continued employment at such time.

Option Exercises and Stock Vested

The following table sets forth information concerning each vesting of restricted stock units for each of the named executive officers on an aggregated basis in the fiscal year ended January 31, 2011 (there were no stock option exercises during fiscal 2011).

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert B. Goergen	—	—
Robert H. Barghaus	2,475	113,440
Anne M. Butler	4,237	211,611
Robert B. Goergen, Jr.	1,772	71,685
_______________
(1)
Ms. Butler has elected to defer her receipt of 3,885 shares (value of $200,323) until her separation from the company, and Mr. Goergen, Jr. has elected to defer his receipt of 926 shares (value of $33,967) until his separation from the company.

Outstanding Equity Awards at January 31, 2011

The following table sets forth information concerning unexercised options and stock that has not vested for each named executive officer as of January 31, 2011.
	Option Awards1			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested2 (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
Robert B. Goergen	0	—	—	0	—
Robert H. Barghaus	2,500	106.78	4/3/12	10,076	338,755
Anne M. Butler	1,500 1,600	106.78 101.10	4/3/12 3/31/13	12,995	436,892
Robert B. Goergen, Jr.	1,000 1,500	106.78 101.10	4/3/12 3/31/13	8,787	295,419
_______________
(1)	All options are exercisable and have been adjusted to give effect to the 1-for-4 reverse stock split of our common stock at the end of January 2009.

(2)	Does not include RSUs awarded in April 2011 (see footnote (2) under “— Grants of Plan-Based Awards During Fiscal 2011”).

(3)	Based on the closing sale price for the common stock on the NYSE on January 31, 2011 of $33.62 per share.

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Pension Benefits
Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Robert B. Goergen	7	$2,726,137	None

Under Robert B. Goergen’s employment agreement (described below under “— Employment Contracts”), he is entitled to an annual pension benefit of $500,000, starting on August 1, 2010. This pension benefit vested based on Mr. Goergen’s service from August 1, 2000 through July 31, 2006.  Under the original terms of the agreement, Mr. Goergen was eligible to receive an annual pension benefit beginning on August 1, 2006. When Mr. Goergen agreed to continue to serve as our chief executive officer after July 31, 2006, we deferred the commencement date for this pension benefit, but we did not increase his annual pension benefit. We obtained a single life annuity contract on March 26, 2001 to provide for the payment of this pension benefit.

Employment Contracts

Employment Arrangement with Robert B. Goergen.  Under our employment agreement with Robert B. Goergen, which we entered into in August 2000, he will serve as chairman of the board and chief executive officer and will be responsible for the general management of the company through January 31, 2011 (the “Initial Term”).  However, we have agreed with Mr. Goergen that the Initial Term will be extended indefinitely and that such Initial Term may be terminated by us or Mr. Goergen upon the giving of 30 days’ notice of termination.  Following the termination of the Initial Term, and during the remainder of the term of the agreement, Mr. Goergen will serve as the non-executive chairman of the board and will devote approximately one half of his business time and attention to our business. The term of the agreement expires on July 31, 2013 or, if earlier, upon Mr. Goergen’s death, retirement, resignation, termination due to disability or a termination by us with or without cause.  We must provide Mr. Goergen with 90 days’ advance notice before terminating the agreement without cause.  Mr. Goergen must provide 90 days’ advance notice of his retirement to become eligible for the retirement benefits described below.

During the Initial Term, Mr. Goergen will receive a base salary of at least $600,000 per year, and he is eligible to receive a target bonus of 100% of his base salary based on the achievement of certain performance goals.  His bonus is subject to adjustment upward or downward if those performance goals are exceeded or are not met. Following the Initial Term, Mr. Goergen will receive a base salary equal to 50% of the base salary as in effect on the last day of the Initial Term.  Mr. Goergen’s current base salary is $794,375 and his base salary will be reviewed annually by our board for potential increases.  From February 1, 2008 through July 1, 2010, Mr. Goergen has also received a supplemental annual salary of $500,000 to compensate him, in part, for the pension payments that he forfeited by continuing to serve as our chief executive officer after July 31, 2006.

We have also agreed to make payments and provide benefits to Mr. Goergen and/or his spouse following the termination of his employment as described in the table below.  We are not required to provide these benefits following a termination of Mr. Goergen’s employment if he competes with us.

Reason for Termination
Payment or Benefit	Death	Disability	Without “Cause” or “Constructive Termination Without Cause”8	Retirement
Continued base salary1	✓	✓	—	—
Annual incentive award2	✓	✓	✓	—
Lifetime health and dental benefits3	✓	✓	✓	✓
Share registration or repurchase4	✓	✓	✓	✓
Share repurchase5	—	—	✓	—
Lifetime use of car and driver6	—	✓	✓	✓
Lifetime use of office	—	✓	✓	✓
Lifetime use of company aircraft7	—	✓	✓	✓
_______________

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(1)
If Mr. Goergen’s employment is terminated due to his death or disability he will receive continued base salary payments through July 31, 2015.  The continued base salary payments will take into account that his base salary will be reduced by 50% upon the termination of the Initial Term.

(2)
If Mr. Goergen’s employment is terminated due to his death or disability the annual incentive payment will be awarded for the year in which his death or termination occurs, based on the original target award.  If his employment is terminated without cause or constructively terminated without cause we will pay him a pro rata annual incentive award for the year of termination to the extent targets are achieved, payable when incentive awards are paid to the active employees.

(3)
If Mr. Goergen’s employment is terminated without cause or as a result of his death, disability, constructive termination without cause or retirement, lifetime health and dental benefits will be provided to his spouse.  If his employment is terminated without cause or by reason of his disability, constructive termination without cause or retirement he will be entitled to lifetime health, dental and other welfare benefits generally provided to our senior officers.

(4)
Upon the death of both Mr. Goergen and his spouse we will, upon the demand of the estate of either Mr. Goergen or his spouse, purchase from the estate up to 1,875,000 shares of our common stock at fair market value or register those shares for a public offering and sale by the estate.  However, this buyback or registration right will not apply if the estate can sell the shares to the public without registration for securities law purposes.

(5)
At Mr. Goergen’s request we will purchase 25,000 shares of common stock at fair market value at the end of each of the first four calendar quarters following his termination without cause or constructive termination without cause.

(6)	Lifetime use of a car and driver for use in connection with company business and certain charitable and educational board and trustee positions.

(7)	Lifetime use of the company’s aircraft, up to 50 hours per year, subject to certain reimbursement requirements.

(8)
In Mr. Goergen’s employment agreement, “cause” occurs if Mr. Goergen is convicted of a felony involving moral turpitude or if he is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under the employment agreement, resulting in material economic harm to us, unless he believes in good faith that such act or omission was in our best interests.  In Mr. Goergen’s employment agreement, “constructive termination without cause” means termination by Mr. Goergen of his employment at his initiative following the occurrence of any of the events listed in clauses (a) through (e) below without his consent:

(a)	a reduction in his base salary, supplemental salary or target bonus opportunity;

(b)
the termination or material reduction in any of the perquisites or employee benefits to which he is entitled under his employment agreement (other than as part of an across-the-board reduction that is applicable to all of our executive officers);

(c)
the failure to employ him as chairman of the board and chief executive officer during the Initial Term and as non-executive chairman of the board after the Initial Term or his removal from any of those positions;

(d)	during the Initial Term, a material diminution in his duties, responsibilities or authority or the assignment to him of duties which are materially inconsistent with his duties or which materially impair his ability to function as our chairman and chief executive officer, and during the remainder of his employment after the Initial Term, the assignment to him of duties that are materially inconsistent with those that could reasonably be expected to be assigned to and performed by a part-time senior executive of a major corporation;

(e)	the relocation of our principal office, or Mr. Goergen’s own office, outside the state of Connecticut or more than 50 miles from Greenwich, Connecticut; or

(f)	the failure of any successor to assume in writing our obligations under his employment agreement.

The employment agreement provides for notice and cure opportunities in the event Mr. Goergen is terminated for cause or constructively terminated without cause.

Retention and Severance Agreements.  On December 17, 2010, we entered into Retention and Severance Agreements with each of Robert H. Barghaus, Anne M. Butler and Robert B. Goergen, Jr.  The agreements provide that, in the event of termination of employment by us without “cause” or by the executive officer for “good reason” and subject to certain notice and cure periods, the executive officer will be entitled to severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance entitlement would consist of the following: (i) a payment equal to twice the sum of then current annual base salary plus the average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a prorated annual bonus as determined under our Management Performance Incentive Program based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested restricted stock units or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements (including with respect to any plans adopted after the date of the agreements), (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage) and (v) payment of expenses up to $50,000 for outplacement assistance expenses until the executive officer obtains comparable full time re-employment.  The agreements also contains restrictive covenants with respect to non-competition,  non-solicitation of our employees and certain parties in specified business relationships with us, and confidentiality, all in accordance with the terms thereof set forth in the agreements.

Potential Payments Upon a Termination of Employment.  The information below quantifies certain payments and benefits that would have become payable to each named executive officer in the event of a termination or a “change in control” assuming such event had occurred on January 31, 2011, compensation and services levels as of such date and a price per share of common stock underlying the unvested restricted stock units of $33.62, the closing market price on January 31, 2011.  These payments and benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay.  Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

	Continued base salary payments	Bonus	Continuation of welfare benefits	Perquisites	Cash LTIP Vesting (1)	Restricted Stock and LTIP RSU Vesting(1)
Robert B. Goergen (2) Chairman of the Board and Chief Executive Officer
Death or disability	2,978,906	794,375(2)	10,580(3)	395,594(4)	—	—
Without Cause/Constructive Termination	— (2)	794,375(2)	10,580(3)	395,594(4)	—	—
Retirement	—	—	10,580(3)	395,594(4)	—	—
Robert H. Barghaus Vice President and Chief Financial Officer
Without Cause/Constructive Termination	824,000(5)	268,582(6)	18,988(7)	50,000(8)	301,662	295,789
Death, disability, retirement after reaching age 62 or change in control	—	—	—	—	301,662	295,789
Anne M. Butler Vice President of the Company and President of PartyLite Worldwide
Without Cause/Constructive Termination	1,103,000(5)	321,206(6)	18,988(7)	50,000(8)	224,610	235,912
Death, disability, retirement after reaching age 62 or change in control	—	—	—	—	224,610	235,912
Robert B. Goergen, Jr. Vice President of the Company and President, Multi-Channel Group
Without Cause/Constructive Termination	731,400(5)	165,322(6)	27,136(7)	50,000(8)	124,537	136,531
Death, disability, retirement after reaching age 62 or change in control	—	—	—	—	124,537	136,531
_______________

(1)
LTIP and restricted stock awards vest upon a change in control (as defined in our 2003 Plan) unless the awards are assumed or replaced, but deferral elections do not lapse unless the change in control also constitutes a “change in control event” under Section 409A of the Code.  The above table assumes full vesting upon a change in control.  Under our 2003 Plan, a change in control with respect to officers and employees is defined as (i) a reorganization, merger or consolidation in which we are not the surviving corporation, (ii) a sale, lease, exchange or other transfer of all or substantially all of our assets or (iii) stockholder approval of a dissolution or liquidation of the company.  All vested RSUs and vested deferred cash LTIP amounts will be distributed in connection with a termination of employment or death.  Under our 2010 LTIP, unvested awards will vest upon the officer's retirement after reaching age 62, death or disability.  Under our prior LTIPs, in the event of death, disability or an approved retirement, a pro rata amount of an unvested award, based on days worked, will vest and become payable to the extent we achieve our targets.  The amounts set forth in the column "Restricted Stock and LTIP RSU Vesting" are based on $33.62 per share (the closing price on January 31, 2011).

(2)	Termination payments are described in more detail under the heading “— Employment Contracts” and pension payments are describe under “— Pension Payments”.

(3)
Represents current annual amount of lifetime health/dental/life insurance premiums that would be payable by us for Mr. Goergen and his wife.  Mr. Goergen does not participate in our long-term disability policy.

(4)	Represents current estimated annual amount of lifetime payments that would be payable by us for automobile/driver ($83,121), use of company airplane ($168,102; estimated cost based on the average cost to us for Mr. Goergen’s personal use of the company airplane in the past three fiscal years) and secretary/office space ($144,371).

(5)
Amount equals two times their annual base salary at January 31, 2011 payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum).

(6)
Amount equals two times their average annual bonuses over the five years prior to January 31, 2011 payable in 24 equal installments (except that, in the case of a “change of control” within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum) (paid at such times as payments of bonuses are made to employees generally).

(7)
Represents the amount for continued participation in our health insurance plans for two years (this payment will terminate when the executive officer obtains comparable coverage under a subsequent employer’s plan).  If continued participation is not available in our plans, we have agreed to pay to the executive officer the after tax amounts sufficient to cover the costs of comparable coverage.

(8)	Represents the payment of up to $50,000 for outplacement assistance expenses until the executive officer obtains comparable full time re-employment.

Compensation Committee Interlocks and Insider Participation

Ms. Hochman, Mr. Goldman and Mr. McTaggart served as members of the compensation committee in fiscal 2011.  None of them (i) was, during fiscal 2011, an officer or employee of us or any of our subsidiaries, (ii) was formerly an officer of us or any of our subsidiaries or (iii) had any relationship requiring disclosure by us pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.  None of our executive officers served as an officer, director or member of a compensation committee of another entity for which an executive officer or director is a member of our board of directors or served on the compensation committee of our board of directors.

Certain Relationships and Related Transactions

Ropart Sublease.  Ropart Investments LLC paid $189,487 to us in fiscal 2011 to sublet office space, which we believe approximates the fair market rental for the sublet office space.  Robert B. Goergen, our chairman and chief executive officer, is the managing member of Ropart, Pamela M. Goergen, a director, is a managing director of Ropart, and Robert B. Goergen, Jr., a vice president and president of the multi-channel group and corporate development group, is a member of Ropart.  In August 2000, we entered into an employment agreement with Mr. Goergen, our chairman and chief executive officer, in which we agreed to provide office space to Ropart.  The employment agreement was approved by our board of directors.

Transactions with ViSalus Holdings, LLC.  In August 2008, we signed an agreement to purchase ViSalus Holdings, LLC (“ViSalus”), a direct seller of weight management products, nutritional supplements and energy drinks, through a series of investments.  In October 2008, we completed our initial investment and acquired a 43.6% equity interest in ViSalus for $13.0 million in cash, and in April 2011 we completed additional purchases of ViSalus’s equity interests from its members to increase our ownership to 57.5%.  In addition, we are required, subject to the conditions in the agreement, to make additional purchases of ViSalus’s equity interests to increase our ownership over time to 72.7% and 100.0%.  The purchase price of the additional investments are based on ViSalus’s future operating results in calendar year 2011 and 2012. We have the option to acquire the remaining interests even if ViSalus does not meet the predefined operating targets.

The acquisition of ViSalus involves related parties.  Ropart Asset Management Fund, LLC and Ropart Asset Management Fund II, LLC (collectively, “RAM”) currently collectively own 8.3% of ViSalus.  In connection with our initial investment in ViSalus, we paid $3.0 million to RAM, and in our second investment we paid $1.0 million to RAM.  Robert B. Goergen, together with members of his family, including Pamela M. Goergen and Robert B. Goergen, Jr., owns substantially all of RAM.  ViSalus expensed management fees from RAM in the amount of $0.1 million in fiscal 2011.

We currently provide ViSalus with a $3.0 million revolving credit facility, all of which was outstanding as of January 31, 2011 and repaid in full in March 2011.

Between December 2008 and October 2009, RAM and ViSalus’s founders made loans in the aggregate principal amount of $2.7 million to ViSalus, which bear interest at the rate of 10% per annum, all of which is currently outstanding.  In February 2010, ViSalus received a financing commitment from the founders and RAM for up to $1.2 million to fund its operations for calendar year 2010, $0.9 million of which was borrowed in February 2010.  The loan bore interest at 10% per annum payable quarterly in arrears.  In addition to the 10% interest, the loan required ViSalus to pay a further lump-sum interest payment at loan maturity at an interest cost of $0.6 million.  In April 2010, we loaned $0.3 million to ViSalus, which they used to repay part of the $0.9 million borrowing from the founders and RAM.  The loans made by RAM and the founders in February 2010 and by us in April 2010 were due and repaid in full in February 2011.

The foregoing transactions between ViSalus and us were approved by a special committee of our board of directors, which is comprised of four independent directors (Anne M. Busquet, Carol J. Hochman, Wilma H. Jordan and Howard E. Rose), or all of our independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers and holders of more than 10% of the common stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.  Based upon a review of the filings furnished to us and on representations from the directors and executive officers, all filing requirements of Section 16(a) were complied with during fiscal 2011

Audit Committee Report

Management is responsible for our internal controls and the financial reporting process.  Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those statements. The audit committee’s responsibility is to monitor and oversee these processes.  The audit committee charter was adopted and approved by the board of directors in January 2004.  The charter is available on our website, www.blyth.com, or in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.  The charter further amends the audit committee’s original charter, which was first adopted and approved by the board in June 2000, and was amended by the board in April 2003.

As set forth in more detail in the charter, the primary role of the audit committee is to assist the board in fulfilling its oversight responsibilities.  The committee’s primary responsibilities fall into three broad categories:

•
first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and the independent auditors about draft annual financial statements, key accounting and reporting matters, alternative treatments within generally accepted accounting principles for policies and procedures related to material items that the independent auditors have discussed with management and the ramifications thereof, and other material written communications between the independent auditors and management;

·	second, the committee is responsible for matters concerning the relationship between us and the independent auditors, including evaluating their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees; reviewing and pre-approving any non-audit services being provided to us; providing and maintaining an open, direct avenue of communication between the board and the independent auditors; and determining whether the independent auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

•
third, the committee is responsible for matters concerning our systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the recommendations, if any, of the independent auditors.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the charter.

In the course of fulfilling its responsibilities, the audit committee has:

•	reviewed and discussed with management the audited financial statements for the fiscal year ended January 31, 2011;

•
discussed with representatives of Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the audit committee concerning independence;

•	discussed with representatives of Ernst & Young the public accounting firm’s independence from the company and management; and

•	considered whether the provision by Ernst & Young of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the audit committee recommended to the board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011 for filing with the Securities and Exchange Commission.

It is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the independent public auditors.  In giving its recommendations to the board of directors, the audit committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the independent public auditors with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Howard E. Rose, Chairman
Anne M. Busquet
Wilma H. Jordan

.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the board appointing the firm of Ernst & Young LLP as independent auditors to make an audit of our accounts for fiscal 2012.  The vote required for ratification is a majority of shares voting.  If the resolution is rejected, or if Ernst & Young declines to act or becomes incapable of acting, or if their employment is discontinued, the board of directors, on the audit committee’s recommendation, will appoint other auditors whose continued employment after the annual meeting may be, but is not required to be, subject to ratification by the stockholders.

On May 8, 2009, the audit committee approved the appointment of Ernst & Young as our new independent registered public accounting firm for fiscal 2010.  During fiscal 2008 and 2009 and through May 8, 2009, neither we nor anyone acting on our behalf consulted with Ernst & Young regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Ernst & Young provide any written report or oral advice that was an important factor considered by is in reaching a decision as to the accounting, auditing or financial reporting of any issue, or (2) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K promulgated by the Securities and Exchange Commission (“Regulation S-K”)) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

A representative of Ernst & Young will be present at the annual meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

On May 8, 2009, the audit committee dismissed Deloitte & Touche LLP as our independent registered public accounting firm.  The report of Deloitte & Touche on our consolidated financial statements for fiscal 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph that stated “As discussed in Note 15 to the consolidated financial statements, on February 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109.”

During fiscal 2008 and 2009 and through May 8, 2009, there were no “disagreements” (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.

During fiscal 2008 and 2009 and through May 8, 2009, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that in Deloitte & Touche’s report dated April 13, 2009 on our internal control over financial reporting as of January 31, 2009 (which was included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and filed with the Securities and Commission on April 14, 2009), Deloitte & Touche expressed an adverse opinion on the effectiveness of our internal control over financial reporting due to the existence of the material weakness related to income taxes identified and described in “Management’s Assessment of Internal Control over Financial Reporting” under Item 9A(b) in the Annual Report on Form 10-K for fiscal 2009.  The audit committee discussed the subject matter of this material weakness with Deloitte & Touche.  We have authorized Deloitte & Touche to respond fully to the inquiries of Ernst & Young concerning the subject matter of this material weakness.

Independent Auditor Fees

Before the independent auditor is engaged to provide audit services, the engagement is approved by the audit committee.  In general, the audit committee pre-approves (i.e., approves prior to their provision) all audit-related and non-audit services to be provided to us by the independent auditors. The audit committee may pre-approve audit related and non-audit services by agreeing to a framework with descriptions of allowable services.  The audit committee may delegate pre-approval authority to one or more members of the audit committee.  The decision of any member to whom authority is delegated to pre-approve an activity must be reported to the full audit committee at its next scheduled meeting.

The audit committee pre-approved 100% of the audit related, tax and other services provided by Ernst & Young during fiscal 2011.  None of such services were approved by the audit committee pursuant to Section 2-01(c)(7)(i)(C) of Regulation S-X.

The aggregate fees billed for professional services of the types listed below rendered by Ernst & Young in fiscal 2010 and fiscal 2011 were as follows:

	Fiscal 2010	Fiscal 2011
Audit Fees	$1,865,000	$1,877,500
Audit-Related Fees	—	—
Tax Fees	1,143,9021	809,0001
All Other Fees	—	—
Total fees	$3,008,902	$2,686,500
_______________

(1)	The services comprising the tax fees include tax advisory matters, tax compliance, tax audits and tax planning.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS

Stockholder proposals within the processes of Rule 14a-8 and intended to be presented at our 2012 Annual Meeting of Stockholders must be received at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary, on or before December 29, 2011 for consideration for inclusion in our proxy statement and form of proxy relating to that meeting.  In addition, if a stockholder fails to provide us notice of any stockholder proposal on or before the 60th day prior to the date of our 2012 annual meeting, then our management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the annual meeting without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this proxy statement, our management does not know of any business, other than that mentioned above, which will be presented for consideration at the annual meeting. However, if any other matters should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

.

FINANCIAL STATEMENTS

Our audited consolidated financial statements as at January 31, 2010 and 2011, and for the periods ended January 31, 2009, 2010 and 2011, are included as part of the Annual Report on Form 10-K which accompanies this proxy statement.

By Order of the Board of Directors

Michael S. Novins, Secretary

April 27, 2011

Appendix A

Blyth, Inc. Compensation Committee Charter

I.  Purpose and General Responsibilities

                The purpose and general responsibilities of the Compensation Committee (the “Committee”) are to (i) assist the Board of Directors (the “Board”) of Blyth, Inc. (the “Company”) in discharging its responsibilities relating to the Company’s compensation policies and programs as well as individual executive compensation, (ii) to review and discuss with management the Company's overall compensation strategy, design, and risk tolerance as reflected in the Committee’s compensation discussion and analysis (CD&A) to be included in the annual proxy statement and annual report, (iii) to prepare the Committee report in accordance with applicable rules and regulations, (iv) to supervise the public disclosure of compensation data required by applicable SEC rules, (v) to be responsible for the appointment, compensation and oversight of independent advisers to the Committee, and (vi) to perform such other tasks as may be delegated to it by the Board, and as shall be required by applicable law and related rules and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).

II.  Specific Responsibilities

1.	General. Approve and oversee the design, strategy, risk tolerance, and administration of the Company’s Executive Compensation Programs.

2.
Independence of Committee Members. Insure the independence of all Committee members, as required by rules of the New York Stock Exchange, as they may be modified by direction of the SEC, pursuant to Dodd-Frank.

3.	Budget for Advisors. Develop an annual budget for retention of all outside advisers for approval by the Board of the Company.

4.
Clawback Policy. Develop a “clawback” policy on incentive based compensation. The clawback will be applicable to incentive compensation received by current or former executive officers and which was based on financial information required to be reported under the federal securities laws. The policy will be consistent with SEC rules.

5.
Hedging. Determine whether any employee or member of the Board will be permitted to purchase financial instruments that are designed to hedge or offset any decreases in the market value of equity securities, and supervise the preparation of a policy regarding the same.

6.
Senior Officer Matters. Review and approve compensation matters for the Chairman and Chief Executive Officer, and other senior officers of the Company including, but not limited to, its senior vice presidents and vice presidents. The Committee shall also (i) set annual corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, (ii) evaluate the Chief Executive Officer’s performance in light of such corporate goals and objectives and (iii) together with the other Independent Directors of the Board, determine and approve the Chief Executive’s compensation level based on such evaluation. The Committee shall also approve individual compensation actions for the remaining corporate officers. The Committee will review such compensation matters, such corporate goals and objectives, and such performance evaluation, with the Board annually. No communications regarding compensation matters shall be made to the above listed employees prior to this review.

7.
General Oversight. Oversee the establishment and administration of the Company’s benefit programs and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

8.
Independence of Advisors. Be directly responsible for the appointment, compensation, and oversight of all independent compensation consultants and other outside advisors, as needed, to provide independent advice to the Committee with respect to the Company’s current and future executive compensation and employee benefits programs. Any compensation consultant used to assist in the evaluation of Director, CEO, or principal officer compensation, as well as such other experts as the Committee deems necessary in the performance of its duties, will be evaluated, selected, retained, directed, compensated and, if appropriate, terminated by the Committee. All such outside advisors shall not be selected until the Committee takes into consideration independence factors identified by the SEC which shall include, but not be limited to, factors such as (i) the provision of other services by the advisor to the Company, (ii) fees received from the Company as a percentage of total revenues of the advisor, (iii) the conflicts policies of the advisor, (iv) personal relationships between the Committee members and the advisor, and (v) the amount of stock of the Company owned by the advisor or its employees. All such advisors shall be retained pursuant to written engagement letters executed by the Committee and by the advisor.

9.	Committee Performance Evaluation. Conduct annual performance evaluations of the Committee and report its findings to the Board.

10.
Disclosure. Bear responsibility for, review, and discuss with management, the Company's public compensation disclosures as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K, including the disclosures relating to CEO pay parity, disclosures of pay versus performance, disclosures relating to risk tolerance, and other disclosures in the CD&A.

11.
Charter Review. Review this charter document at least annually and update it when appropriate, particularly to insure compliance with Dodd-Frank and rules and regulations relating to the same as they are promulgated by the SEC and by other regulatory authorities from time to time.

III.  Membership and Organization

The Committee shall be composed of no fewer than three (3) directors, each of whom shall be an Independent Director and have relevant personnel, financial and/or management experience. An “Independent Director” shall mean a director who satisfies the independence test that are set forth in the New York Stock Exchange Corporate Governance Standards as they may be amended by the direction of the SEC pursuant to Dodd-Frank. The Board will appoint and remove committee members and will designate one member of the Committee as Chairperson. The Committee shall meet at least three (3) times a year and shall report to the Board at least once a year. The Company’s Chief Executive Officer shall not be a member of the Committee but will attend all sessions, except for any part of any session during which his or her performance and remuneration are being discussed and determined. Each Committee member shall serve a term concurrent with his or her remaining term as a Director.

.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

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CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR all nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Anne M. Busquet 02 Pamela M. Goergen 03 Robert B. Goergen 04 Neal I. Goldman 05 Carol J. Hochman
06 Wilma H. Jordan 07 James M. McTaggart 08 Howard E. Rose

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To conduct an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 years	2 years	1 year	Abstain
3 To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4 To ratify the appointment of our independent auditors.	☐	☐	☐

NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or any adjournments thereof.

0000104280_1 R1.0.0.11699

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

BLYTH, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
June 9, 2011

The stockholder(s) hereby appoint(s) Robert B. Goergen and Robert H. Barghaus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Blyth, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. on June 9, 2011, at Blyth, Inc., One East Weaver Street, Greenwich, CT 06831, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR A VOTE FOR A FREQUENCY OF "3 YEARS" FOR FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000104280_2 R1.0.0.11699

Continued and to be signed on reverse side